UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 26, 2005

AIRGATE PCS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	027455 (Commission File Number)	58-2422929 (IRS Employer Identification No.)

Harris Tower, 233 Peachtree Street, N.E.
Suite 1700
Atlanta, Georgia 30303
(Address of Principal
Executive Offices)

(404) 525-7272
(Registrant’s area code)

None
(Former name or former since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.      Other Events.

     On January 26, 2005, AirGate PCS, Inc., a Delaware corporation (the “Company”), announced the expiration of its consent solicitation relating to its 9.375% Senior Subordinated Secured Notes due 2009 (the “9.375% Notes”) and its First Priority Senior Secured Floating Rate Notes due 2011 (the “Floating Rate Notes” and, together with the 9.375% Notes, the “Notes”) pursuant to its Consent Solicitation Statement, dated January 11, 2005 (the “ Consent Solicitation”). In the Consent Solicitation, consents representing approximately 97% and 92% of the aggregate principal amount of outstanding 9.375% Notes and Floating Rate Notes, respectively, were validly delivered. The Company also announced that in connection with the expiration of the Consent Solicitation, it intended to promptly execute a supplemental indenture to each of the indentures under which each series of Notes was issued, to be operative upon completion of the Company’s previously-announced merger with Alamosa Holdings, Inc. A copy of the Company’s press release relating to this matter is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.      Financial Statements and Exhibits.

(c)   Exhibits

99.1     Press Release, dated January 26, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRGATE PCS, INC.
Date: January 26, 2005	By:	/s/ William J. Loughman
William J. Loughman
Chief Financial Officer

Exhibit Index

Exhibit	Description

99.1	Press Release, dated January 26, 2005.